Exhibit 10.29
                                 -------------


                              SETTLEMENT AGREEMENT


         THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into this 30th day of May, 2006, by and between PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation (the "Company"), and DR. JOSEPH W. SPADAFORA ("Spadafora") (each of the foregoing parties are referred to singly as a "Party" and collectively as the "Parties").

                                   WITNESSETH:

         WHEREAS, the Company has developed the Photon(TM) laser system, a laser cataract surgery system for minimally invasive cataract treatment, which the Company markets as the next generation of cataract removal; and

         WHEREAS,  improvements  were  made  to the  handpiece  of the  original
Photon(TM) laser system and on August 5, 1999, the Company filed patent application No. 09/368,737 with the United States Patent and Trademark Office for the improved handpiece; and

         WHEREAS, on September 24, 2002, the Company was issued United States Patent No. 6,454,763 for the improved handpiece by the United States Patent and Trademark Office entitled, "Laser Surgical Handpiece with Photon Trap," with the inventors listed on the patent as Thomas F. Motter, Todd H. Smith and Robert M. Millar; and

         WHEREAS, on March 31, 2005, Spadafora filed a complaint against the Company in the United Stated District Court, District of Utah (Civil No. 2:05CV00278 TS), which alleges that during the period Spadafora was a clinical investigator in the study for the FDA involving the Photon(TM) laser system, Spadafora suggested ways in which the handpiece on the Photon(TM) could be improved but was not named as one of the inventors or a co-inventor on the patent application and, as a result, the complaint requests a court order declaring that Spadafora is the inventor or co- inventor on the patent and therefore is entitled to all or part of the royalties and profits the Company earned or will earn from the sale of any product incorporating or using the improved handpiece; and

         WHEREAS, the Company filed an answer disputing the claims made by Spadafora in his complaint; and

         WHEREAS, the Parties desire to settle and resolve all disputes between them and to dismiss their claims under the lawsuit in order to avoid the expense and inconvenience incident to further litigation;

         NOW, THEREFORE, in consideration of the representations and warranties set forth below, as well as the mutual promises, agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

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         1. Exclusive  Rights.  The Company agrees to provide Spadafora with the exclusive right over a three-year period to market and sell its Photon(TM) laser system and/or components thereof, including the inventory and the intellectual property rights related to such equipment; the Company further agrees to work cooperatively to support Spadafora's efforts, and to provide Spadafora with a title (if he desires), the use of Company personnel, assistance from Company management, and Company information reasonably necessary to support his efforts.

         2. Sales Commissions. The Company agrees that if Spadafora is successful in finding a prospective purchaser to acquire the Photon(TM) laser system upon terms acceptable to the Company, or in any way initiating, assisting or facilitating finding such a purchaser, or in any way initiating, assisting, or facilitating such a purchase, at any time during the three-year period regardless when a purchase is consummated, the Company agrees to pay Spadafora a commission equal to 10% of the total purchase price; the Company further agrees to evaluate in good faith all prospective purchases in which Spadafora plays a role and, not to reject a prospective purchase offer unreasonably, and not to take measures to avoid paying Spadafora pursuant to this paragraph or Paragraph 3 below.

         3. Royalty Payments. The Company agrees that if the purchase price for the Photon(TM) laser system includes a royalty or other payment payable to the Company on subsequent sales of components of the Photon(TM) laser system other than the handpiece, Spadafora will additionally receive 8% of such royalties or other payments on such subsequent sales through the full term of the purchase agreement; the Company will agree that if a purchase price includes a royalty or other payment payable to the Company on subsequent sales of the handpiece component of the Photon(TM) laser system, Spadafora will additionally receive 15% of such royalties or other payments through the full term of the purchase agreement.

         4. Other Commissions and Royalty Payments. The Company agrees if it is successful through its sole efforts, without any assistance from or attribution to Spadafora in any way or in any amount, in finding a purchaser to acquire the Photon(TM) laser system or components thereof during the second or third year of Spadafora's exclusive rights, Spadafora will be paid a commission equal to 1.7% of the total purchase price and of the Company's royalties or other payments on subsequent sales of the Photon(TM) laser system or its components through the full term of the purchase agreement; the Company further agrees that even if it is successful through its sole efforts, without any assistance from or attribution to Spadafora in any way or in any amount, in finding a purchaser to acquire the Photon(TM) laser system or components thereof during the first year of Spadafora's exclusive rights, Spadafora will be paid pursuant to Paragraphs 2 and 3 above; the Company also acknowledges that nothing in this paragraph shall be construed in derogation of the exclusivity of Spadafora's rights provided in Paragraph 1 above.

         5. General Release by Spadafora. Spadafora hereby forever releases and discharges the Company and each of its former and present officers, directors and employees from any and all claims, disputes, losses, demands, actions, causes of action, damages, compensation, costs, fees, expenses, contracts, covenants, obligations, debts and liabilities of every kind and nature whatsoever, presently known or unknown, which Spadafora may, now or in the future, claim, assert or have, in tort, contract, law, equity, or otherwise,

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against the Company  arising prior to the date of this Agreement (the "Spadafora
Claims and Liabilities"), including but not limited to any Spadafora Claims and Liabilities resulting from or arising in any way from United States Patent No. 6,454,743, including any obligation for an interest claimed, money owed, or the performance or lack of performance of duties or breach of duties thereunder, but such release shall not, however, include any claims or liability arising out of this Agreement.

         6. General Release by the Company. The Company hereby forever releases and discharges Spadafora from any and all claims, disputes, losses, demands, actions, causes of action, damages, compensation, costs, fees, expenses, contracts, covenants, obligations, debts and liabilities of every kind and nature whatsoever, presently known or unknown, which the Company may, now or in the future, claim, assert or have, in tort, contract, law, equity, or otherwise, against Spadafora arising prior to the date of this Agreement (the "Company Claims and Liabilities"), including but not limited to any Company Claims and Liabilities resulting from or arising in any way from United States Patent No. 6,454,763, including any obligation for money owed, or the performance or lack of performance of duties or breach of duties thereunder, but such release shall not, however, include any claims or liability arising out of this Agreement.

         7. Default. An event of default shall occur under this Agreement if any Party fails to perform an obligation contained in this Agreement, and does not correct or cure such failure to perform within thirty (30) days after receipt of written notice of such failure by the Party providing notice of such default.

         8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by courier, or mailed by registered or certified mail (return receipt requested) or if sent by facsimile, confirmation received, to the respective party at the following addresses and/or facsimile numbers, with the original thereof being mailed by registered or certified mail, return receipt requested (or at such other address or facsimile number for the parties hereto as shall be specified by like notice):

         (a)      If to the Company, to:

                           Paradigm Medical Industries, Inc.
                           2355 South 1070 West
                           Salt Lake City, Utah 84119
                           Attn:  Raymond P.L. Cannefax, President and
                              Chief Executive Officer
                           Facsimile No.: (801) 946-0119
                           Telephone No.: (801) 977-8970




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                           With a copy to:

                           Mackey Price Thompson & Ostler
                           350 American Plaza II
                           57 West 200 South
                           Salt Lake City, Utah 84101-3663
                           Attn:  Randall A. Mackey, Esq.
                           Facsimile No.: (801) 575-5006
                           Telephone No.:  (801) 575-5000

         (b)      If to Spadafora, to:

                           Dr. Joseph W. Spadafora
                           317 Severine Road
                           Port Charolotte, Florida 33952
                           Facsimile No.:  (941) 743-4626
                           Telephone No.: (941) 626-9272
                           Pager No.: (941) 505-6367

                           With a copy to:

                           Stoel Rives LLP
                           900 S.W. Fifth Avenue, Suite 2600
                           Portland, Oregon 97204
                           Attn:  Matthew C. Phillips, Esq.
                           Facsimile No.: (503) 220-2480
                           Telephone No.:  (503) 224-3380

         9. Costs. Each of the Parties to this Agreement agrees to bear its own costs, expenses and attorney's fees incurred in connection with or relating to this Agreement. No Party, therefore, has any claim against another Party hereto for costs, expenses and attorney's fees incurred in connection with or relating to the preparation and negotiation of this Agreement.

         10. No Admission of Liability. This Agreement is not intended to be, and shall not be deemed, construed or treated in any respect as an admission of liability by any person or entity for any purpose.

         11. Entire Consideration. The Parties hereto declare and agree that the consideration specified in this Agreement is the sole and entire consideration for this Agreement and that no Party has made any promise or offer of further payment or satisfaction or any agreement or promise to do any act or thing not set forth herein.

         12. No Assignment of Rights. Each of the Parties to this Agreement represents, warrants and covenants that it has not assigned or transferred any of its rights to any of the claims, demands or actions described herein and that it is lawfully entitled to make this compromising settlement and receive the


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satisfaction  described  herein.  Each of the Parties hereto shall indemnify and hold harmless the other Party from and against any and all claims based upon or arising in connection with any such assignment or transfer, or any purported assignment or transfer of any such claim or other matter.

         13. Entire Agreement. This Agreement constitutes the entire Agreement of the Parties relating to its subject matter and is meant to integrate any previous agreement, oral or written. No modification or amendment of this Agreement shall be of any force or effect unless in writing and executed by the Party against whom enforcement is sought.

         14. Interpretation and Construction. This Agreement will be interpreted and construed only by its contents, and no presumption or standard of construction in favor of any Party will apply. The headings of this Agreement will not be used or construed to interpret or limit the intent of the language of this Agreement. As used in this Agreement, "purchase," "acquire," "sale" and all like terms, in all their forms, refer to any purchase, sale, acquisition, license, lease, or any other form of conveyance.

         15. Consultation with Counsel. Each Party acknowledges and agrees that such Party has consulted an attorney in connection with the assessment of such Party's rights and the respective benefits and burdens of entering into this Agreement. Based upon each Party having consulted counsel, each Party agrees that this Agreement shall not be subject to any rules of construction that would construe the Agreement against the drafter, and waives any such argument.

         16. Assignment. This Agreement is not assignable or delegable in whole or in part by Spadafora without the consent of the Company. The Company shall not unreasonably withhold such consent to Spadafora's assignment or delegation to a corporation or other entity controlled by Spadafora and/or Spadafora's family. This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

         17. Confidentiality. Each Party agrees, covenants and warrants that such Party will not divulge to any person or entity of any kind or nature whatsoever at any time the terms of this Agreement, except as necessary for tax purposes or otherwise as may be required by law, including disclosure purposes under the federal securities laws and regulations or an appropriate court order.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         19. Counterparts. This Agreement may be executed in counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

         20. Indemnification. The Company will indemnify, hold harmless, and assume the defense of Spadafora in any suit, dispute, claim, action, or proceeding (a) in which the Company's Photon(TM) laser system and/or components thereof, or the marketing or selling of the Company's Photon(TM) laser system and/or components thereof, is alleged to be infringing, defective, or otherwise

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unlawful,   including   but  not   limited  to  any  action  for  trade   secret
misappropriation; or (b) brought by a purchaser or prospective purchaser of the Company's Photon(TM) laser system and/or components thereof and arising from anything other than cvSpadafora's negligence, gross negligence, or intentional misconduct; or (c) concerning the ownership of or rights in the Company's Photon(TM) laser system, components thereof, or the intellectual property rights related to such equipment, including United States Patent No. 6,454,743 and patent application No. 09/368,737.

         21. Representation of Exclusivity. The Company represents that it has not previously granted a third party any right to market or sell the Company's Photon(TM) laser system and/or components thereof.

         22. Payments of Commissions and Royalties. Commissions due to Spadafora under Paragraphs 2 and 4 shall be paid at the time of sale. Royalties or other payments due to Spadafora under Paragraphs 3 and 4 shall be paid quarterly, and Spadafora shall be allowed to inspect the Company's books and records, and to audit the Company's books and records, for the purpose of determining whether all royalties and commissions due to him have been paid by the Company, at his own expense, which the Company shall reimburse if an audit determines the Company underpaid Spadafora by more than 10%. The Company will receive a credit for any Photon(TM) laser system or components returned to the Company in the amount of the commission or royalty paid on the sale of such laser system or components. The Company agrees that any amount due to Spadafora and not timely paid will be subject to interest at a rate of 12% per annum.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement effective as of the day and year first above written.

                                          PARADIGM MEDICAL INDUSTRIES, INC.



                                          By: /s/ Raymond P.L. Cannefax
                                          -----------------------------
                                          Its: President and CEO





                                           /s/ Dr. Joseph W. Spadafora
                                          ----------------------------
                                          Dr. Joseph W. Spadafora


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